AMENDMENT

                          TO ARTICLES OF INCORPORATION

                                       OF

                      NORTH AMERICAN CLOTHING COMPANY, INC.

              (changed herein to "K RANDOLPH INTERNATIONAL, INC.")

     In  accordance  with  Section  16-10a-1003,  et.seq.  of the  revised  Utah
Business Act, as amended, North American Clothing Company, Inc. (the "Corporation"), a Utah corporation, does hereby adopt the following amendments (the "Amendments") to the Articles of Incorporation.

         1.       The Articles of Incorporation of the Corporation

are hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof:

                                    ARTICLE I

                                      NAME

The name of the Corporation hereby created shall be:

                         K RANDOLPH INTERNATIONAL, INC.

         2. Except as specifically provided herein, the provisions of the Corporation's Articles of Incorporation shall remain unamended and shall continue in full force and effect.

         3. By execution of these Articles of Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that the foregoing Amendments to the Articles of Incorporation were adopted as Amendments to the original Articles of Incorporation of the Corporation by the shareholders of said Corporation at a special meeting of the shareholders of the Corporation held on August 18, 1992. As of August 4 1992, the record date for such meeting, there was a total of 5,495,000 shares of the Corporation's common stock issued and outstanding, of which 3,645,000 shares voted for the adoption of the foregoing Amendments to the Articles of Incorporation, and no shares were voted against the Amendments.

         IN WITNESS WHEREOF, the foregoing Articles of Amendment to the Articles of Incorporation of North American Clothing Company, Inc., have been excluded this 25th day of September, 1992.

                                        NORTH AMERICAN CLOTHING COMPANY, INC.
ATTEST:

  /s/Brenda Anderson-Lipscomb               By   /s/ Keith Lipscomb
-----------------------------                 ----------------------------
Brenda Anderson-Lipscomb, Secretary         Keith Lipscomb, President


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



STATE OF CALIFORNIA                         }
                                            :ss.
COUNTY OF ORANGE                            }

         On this 25TH day of Sept., 1992, personally appeared before me Keith Lipscomb and Brenda Anderson-Lipscomb who being by my duly sworn did say, each for themselves, that he, the said Keith Lipscomb, is the president, and she, the said Brenda Anderson-Lipscomb, is the secretary, respectively, of North American Clothing Company, Inc., and that they are the persons who executed the foregoing Articles of Amendment to the Articles of Incorporation for and on behalf of North American Clothing Company, Inc., and that the statements contained therein are true.

         WITNESS MY HAND AND OFFICIAL SEAL.

                                          /s/Anita G. Carswell
                                         -----------------------
                                         NOTARY PUBLIC
                                         Residing in Huntington Beach, CA 92646

My Commission Expires:
July 12,1993










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